EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Strawberry Fields REIT Inc.

We hereby consent to the inclusion in the Registration Statement (the “Registration Statement”) on Form S-11 of Strawberry Fields REIT Inc. (the “Company”) of our report, dated March 23, 2020, with respect to our audit of the balance sheet of the Company as of December 31, 2019 and the related notes.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Hacker, Johnson & Smith PA

Tampa, Florida

May 6, 2020